UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 25, 2006

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-25060	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At the annual shareholders meeting on May 25, 2006, the shareholders of Supertel Hospitality, Inc. approved the Supertel 2006 Stock Plan. The principal features of the plan are summarized on pages 13 to 15 of the company’s proxy statement for the annual shareholders meeting held on May 25, 2006. The forgoing proxy statement summary is qualified in its entirety by reference to the Supertel 2006 Stock Plan, incorporated by reference as an exhibit to this Form 8-K from exhibit 10.1 to the company’s Form 10-Q for the quarter ended March 31, 2006.

On May 25, 2006, the Compensation Committee granted options under the plan to purchase 2,857 shares of the company’s common stock to each of the non-employee directors: Allen Dayton, Steve Borgmann, Jeffrey Zwerdling, George Whittemore, Joseph Caggiano, Loren Steele, and Patrick Jung. Additionally, on May 25, 2006, the Compensation Committee granted options under the plan to purchase 30,000 shares of the company’s common stock to Paul Schulte, President and Chief Executive Officer and granted options under the plan to purchase 27,500 shares of the company’s common stock to Donavon Heimes, Chief Financial Officer. The options, which become exercisable on December 31, 2006, are exercisable for $5.89 per share (the average of the high and low prices of the common stock as reported on the Nasdaq National Market on May 25, 2006), and expire on May 25, 2010. The options become immediately exercisable in the event of a change-in-control as defined in the plan.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.
10.1	Supertel 2006 Stock Plan incorporated herein by reference from Exhibit 10.1 of the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             Supertel Hospitality, Inc.

Date: June 1, 2006	By: /s/ Donavon A. Heimes
Name: Donavon A. Heimes
Title: Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description	Page. No.
10.1	Supertel 2006 Stock Plan incorporated herein by reference from Exhibit 10.1 of the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006